                                                                    EXHIBIT 1.01




                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                        (a Delaware limited partnership)

                       $150,000,000 6 5/8% Notes due 2002
                       $250,000,000 7 1/8% Notes due 2007

                               PURCHASE AGREEMENT

                                                          September 19, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1209

SALOMON BROTHERS INC.
7 World Trade Center
New York, New York  10048

Ladies and Gentlemen:

     Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), proposes to issue and sell to you, as the initial purchasers (the "INITIAL PURCHASERS"), up to $150,000,000 aggregate principal amount of 6 5/8% Notes due October 1, 2002 (the "2002 NOTES") and up to $250,000,000 aggregate principal amount of 7 1/8% Notes due October 1, 2007 (the "2007 NOTES") (collectively, the "SECURITIES"). The Securities will be issued pursuant to an indenture to be dated as of September 22, 1997, between the Operating Partnership and State Street Bank and Trust Company of Missouri, N.A., as trustee (such indenture, as supplemented, the "INDENTURE"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (as defined in Section 2(c)) (the "DTC AGREEMENT"), among the Operating Partnership, State Street Bank and Trust Company of Missouri, N.A. (the "TRUSTEE") and DTC. Unless the context otherwise requires, as used herein, "you" and "your" shall mean the parties to whom this Purchase Agreement (this "AGREEMENT") is addressed. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Offering Memorandum (as defined below) relating to the Securities.

     The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon an exemption from the registration requirements thereof. The Operating Partnership has prepared a preliminary offering memorandum, dated September 11, 1997 (the "PRELIMINARY OFFERING MEMORANDUM"), and will prepare a final offering memorandum dated the date hereof (the "FINAL OFFERING MEMORANDUM" and, together with the Preliminary Offering Memorandum, the "OFFERING MEMORANDUM"), setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Operating Partnership and any material developments relating to the Operating Partnership occurring after the date of the most recent financial statements included therein. Any references herein to the Preliminary Offering Memorandum, the Final Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Operating Partnership hereby confirms that it has authorized the use of the Offering Memorandum and any amendments and supplements thereto, in connection with the Exempt Resales (as defined below) by the Initial Purchasers. The "COMPANY" shall mean Crescent Real Estate Equities Company, a Texas real estate investment trust which owns 100% of the outstanding capital stock of the general partner of the Operating Partnership.

     You have advised the Issuers that you will offer (the "EXEMPT RESALES") the Securities purchased by you hereunder on the terms set forth in the Offering Memorandum solely to (i) persons (each, a "144A PURCHASER") who you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A ("Rule 144A") under the Securities Act ("QIBS") and (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) and (7) under the Act, that made certain representations and agreements to the Issuers (each, an "ACCREDITED INSTITUTION") (such persons specified in clauses
(i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission")). You will offer the Securities to Eligible Purchasers initially at a price equal to 99.564% of the principal amount thereof in the case of the 2002 Notes and 99.819% of the principal amount thereof in the case of the 2007 Notes. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, for so long as such Securities constitute "Registrable Securities" as defined in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Operating Partnership will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to notes of the Operating Partnership with terms identical in all material respects to the Securities (the "EXCHANGE OFFER NOTES") to be offered in exchange for the Securities (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") or under certain circumstances, (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to the resale of the Securities by certain holders, and in either case, to use its reasonable efforts to cause such Exchange Offer Registration Statement or Shelf Registration Statement to be declared effective.


     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP.

     (a) The Operating Partnership represents and warrants to you, as of the date hereof and as of the Closing Date (as defined below), as follows:

          (1) The Offering Memorandum. The Offering Memorandum, as of its date and at the Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Operating Partnership by you, specifically for use therein.

          (2) No Other Sales of Securities; No General Solicitation. Neither the Operating Partnership nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Operating Partnership has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (3) No Registration or Qualification. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement to register the Securities under the

     Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

          (4) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (5) Independent Accountants. Each of Arthur Andersen LLP, the accounting firm whose report on the financial statements and is included in the Offering Memorandum, and any other accounting firm whose report on financial statements is included in the Offering Memorandum, is an independent public accountant as required by the Securities Act and the applicable rules and regulations thereunder (the "SECURITIES ACT REGULATIONS").

          (6) Financial Statements. The consolidated financial statements of the Operating Partnership and its consolidated subsidiaries (including the notes thereto) included in the Offering Memorandum were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise noted therein and present fairly the financial condition of the Operating Partnership and its consolidated subsidiaries at the respective dates indicated and the results of operations for the respective periods specified. The financial information and data included in the Offering Memorandum present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Offering Memorandum and books and records of the respective entities presented therein. The pro forma financial information included in the Offering Memorandum (a) includes all adjustments necessary to present fairly the pro forma financial position of the Operating Partnership and its Subsidiaries presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and
     (b) except for the pro forma adjustment relating to anticipated capital contributions from the Company to be derived from future equity offerings by the Company, which adjustment is based on the Operating Partnership's reasonable expectations, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information. Except as reflected or disclosed in the financial statements included in the Offering Memorandum, none of the Operating Partnership, any of its Subsidiaries or the Residential Development Corporations (as such terms are hereinafter defined) is subject to any material indebtedness, obligation, or liability, contingent or otherwise.

          (7) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise, whether or not arising in the ordinary course of business,
     (B) no material casualty loss or material condemnation or other material adverse event with respect to any real property or improvements thereon owned or leased by any of the Operating Partnership, any of its Subsidiaries or any of the Residential Development Corporations, including any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations (each, individually a "PROPERTY" and collectively, the "PROPERTIES"), has occurred that is material to the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise,
     (C) there have been no acquisitions or other transactions entered into by the Operating Partnership, any Subsidiary or any Residential Development Corporation other than those in the ordinary course of business that are material with respect to such entities, considered as one enterprise, or would result in any inaccuracy in the representations contained in Section 1(a)(6) above, (D) except as described in the Offering Memorandum and except for regular quarterly distributions on the partnership interests of the Operating Partnership, there has been no distribution of any kind declared, paid or made by the Operating Partnership with respect to its partnership interests, and (E) there has been no change in the partnership interests of the Operating Partnership or the capital stock of its Subsidiaries or the Residential Development Corporations, or any increase in the indebtedness of the Operating Partnership, the Subsidiaries or the Residential Development Corporations that is material to such entities, considered as one enterprise.

          (8) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT") with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, on the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "PARTNERSHIP AGREEMENT"), is a valid and binding agreement enforceable in accordance with its terms. Crescent Real Estate Equities, Ltd., a Delaware corporation ("CGP, INC."), a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership and is the holder of a one percent (1%) general partner interest in the Operating Partnership. Entities in which the Operating Partnership directly or indirectly has at least a 50% ownership interest are hereinafter referred to as the "SUBSIDIARIES," and each, individually, as a "SUBSIDIARY." Houston Area Development Corp., a Texas corporation, Mira Vista Development Corp., a Texas corporation, Crescent Development Management Corp., a Delaware corporation, Desert Mountain Development Corporation, a Delaware corporation, and Woodlands Land Company, Inc., a Texas corporation, are referred to herein collectively as the "RESIDENTIAL DEVELOPMENT CORPORATIONS."

          (9) Good Standing of the Subsidiaries and Residential Development Corporations. Each of the Subsidiaries and the Residential Development Corporations has been duly organized and is validly existing as a corporation, limited partnership, or limited liability company, as the case may be, in good standing under the laws of its respective state of organization, with full power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum. Each of the Subsidiaries and the Residential Development Corporations is duly qualified as a foreign corporation, limited partnership, or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. Each of the partnership agreements, limited liability company agreements, or other, similar instruments to which the Operating Partnership or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries and the Residential Development Corporations have been duly authorized and validly issued and are fully paid and nonassessable. The ownership by the Operating Partnership or the Subsidiaries of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Subsidiaries and the Residential Development Corporations is as described in the Offering Memorandum and all of such shares or limited partnership or equity interests, or other, similar instruments owned by the Operating Partnership or the Subsidiaries are free and clear of all liens, charges and encumbrances.

          (10) Capitalization of Operating Partnership. The capitalization of the Operating Partnership is as set forth in the Offering Memorandum as of the date referenced in the Offering Memorandum. All of the partnership interests outstanding at the Closing Date were duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. The partnership interests were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as summarized in the Offering Memorandum or set forth in the Partnership Agreement, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests pursuant to the Partnership Agreement or any other instrument. The terms of the partnership interests conform to all statements and descriptions related thereto contained in the Offering Memorandum.

          (11) Valid Authorization of the Indenture. The Indenture (A) has been duly and validly authorized, and when executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conforms in all material respects to the description thereof in the Offering Memorandum.

          (12) Authorization of the Securities. The Securities have been duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement and such Securities, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture against payment of the consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture enforceable against the Operating Partnership in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture. Upon payment of the purchase price and delivery of such Securities in accordance herewith, the Initial Purchasers will receive good, valid and marketable title to such Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such Securities conform in all material respects to all statements and descriptions related thereto contained in the Offering Memorandum. Such Securities rank and will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding on the Closing Date or that may be incurred thereafter, except that such Securities will be effectively subordinated to (Y) the claims of each secured mortgage lender to the extent of the value of the property securing such indebtedness and (Z) all existing and future third-party indebtedness and other liabilities of the Subsidiaries.

          (13) Authorization of Exchange Offer Notes. The Exchange Offer Notes have been duly authorized by the Operating Partnership for issuance and sale pursuant to the Indenture, the Registration Rights Agreement and such Exchange Offer Notes when executed, authenticated, issued and delivered in the manner provided for in the Registration Rights Agreement and the Indenture against payment of consideration therefor in the form of the Securities, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture enforceable against the Operating Partnership in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

          (14) Absence of Defaults. None of Operating Partnership, any Subsidiary or any Residential Development Corporation is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, and none of the Operating Partnership, any Subsidiary or any Residential Development Corporation is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

          (15) Absence of Conflicts. The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby or thereby or in the Offering Memorandum, including the issuance and sale of the Securities to the Initial Purchasers, by the Operating Partnership and its Subsidiaries, as applicable, will not result in the creation of any lien, charge or encumbrance upon the Properties or conflict with or constitute a breach or violation by the Operating Partnership or any Subsidiary, or default under,
     (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject; (B) the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity; or (C) any applicable law, rule, order, administrative regulation or administrative or court decree.

          (16) Authorization of Agreement. The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.

          (17) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership, any Subsidiary, any Residential Development Corporation, any Property, any of the Subsidiaries or any of the Residential Development Corporations, or any officer or director of CGP, Inc. that is required to be disclosed in the Offering Memorandum (other than as disclosed therein) or that, if determined adversely to the Operating Partnership, any Subsidiary, any Residential Development

     Corporation, any Property, including any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries and any of the Residential Development Corporations, or any officer or director of CGP, Inc., might (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There is no pending legal or governmental proceeding to which the Operating Partnership, any Subsidiary or any Residential Development Corporation is a party or of which any of their respective properties or assets or any Property, including any property underlying indebtedness held by, the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, is the subject, including ordinary routine litigation incidental to the business, that is, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

          (18) Investment Company Act. None of the Operating Partnership, any Subsidiary or any Residential Development Corporation is, or at the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

          (19) Possession of Intellectual Property. None of the Operating Partnership, any Subsidiary or any Residential Development Corporation is required to own or possess any trademarks, service marks, trade names or copyrights (collectively, "PROPRIETARY RIGHTS") not now lawfully owned or possessed in order to conduct the business now operated by such entity or as proposed to be operated by it as described in the Offering Memorandum and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights.

          (20) Absence of Further Requirements. All authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture have been obtained, except such as may be required under the Securities Act and the Trust Indenture Act with respect to registration of the Exchange Notes pursuant to the Registration Rights Agreement, and the securities, Blue Sky or real estate syndication laws of various states in connection with the offer and sale of the Securities..

          (21) Possession of Licenses and Permits. Each of the Operating Partnership, the Subsidiaries and the Residential Development Corporations possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, as described in the Offering Memorandum, and none of the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

          (22) Absence of Labor Disputes. No labor dispute with the employees of the Operating Partnership, any Subsidiary or any Residential Development Corporation exists or, to the knowledge of the Operating Partnership, is imminent.

          (23) Title to Property. Except as otherwise described in the Offering Memorandum, (A) each of the Operating Partnership, the Subsidiaries, and each Residential Development Corporation, as the case may be, has good and marketable title in fee simple to all real property owned by such entity and good and marketable title to the improvements, if any, thereon and all other assets that are required for the effective operation of such real property in the manner in which they currently are operated except where the failure to own real property or improvements thereon in fee simple would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, the Subsidiaries and the

     Residential Development Corporations considered as one enterprise; (B) any real property and buildings held under lease by the Operating Partnership, any Subsidiary or any Residential Development Corporation are in full force and effect, and such entity is not in default in respect of any of the terms or provisions of such leases and such entity has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under such leases, or affecting or questioning the Operating Partnership's right to the continued possession or use of the real property and buildings held under such leases or of a default under such leases, in each case with such exceptions as would not have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties, including any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries or any of the Residential Development Corporations, and the assets of the Operating Partnership, any Subsidiary or any Residential Development Corporation which are material to the Operating Partnership, its Subsidiaries or the Residential Development Corporations, as the case may be, are disclosed in the Offering Memorandum;
     (D) none of the Operating Partnership, any of the Subsidiaries, any of the Residential Development Corporations or any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership, as lessor, leases its Property (nor does the Operating Partnership know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, any Subsidiary or any Residential Development Corporation or any Property; (E) except as described in the Offering Memorandum, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein, other than such options or rights of first refusal which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Offering Memorandum and except for such failures to comply that would not individually or in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of such Property or the Operating Partnership; (G) there are in effect for the Properties, including, to the knowledge of the Operating Partnership, any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries and any of the Residential Development Corporations, and the other assets of the Operating Partnership, the Subsidiaries and the Residential Development Corporations, insurance policies by financially sound and reputable insurance companies covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by present owners of similar types of properties; and (H) the Operating Partnership has no knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, including any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries or any Residential Development Corporation, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Operating Partnership or with respect to such Property, including any property underlying indebtedness held by the Operating Partnership, any of the Subsidiaries or any Residential Development Corporation.

          (24) Environmental Laws. Except as disclosed in the Offering Memorandum, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), except for Hazardous Substances that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise;
     (B) none of the Operating Partnership, any Subsidiary or any Residential Development Corporation has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Operating Partnership, adjacent to any Property that is reasonably likely to result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any

     Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) none of the Operating Partnership, any Subsidiary or any Residential Development Corporation intends to use the properties or assets described in the Offering Memorandum or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with a Hazardous Substance, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Law; (D) none of the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Operating Partnership, any Subsidiary or any Residential Development Corporation has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; (F) no Property is included or, to the knowledge of the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law; and (G) there are no underground storage tanks located on or in any Property except where the presence thereof would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

          As used herein, "HAZARDOUS SUBSTANCE" shall include, without limitation, any hazardous substance, hazardous waste, toxic substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as the same may now or hereafter be amended); "ENVIRONMENT" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

          (25) Tax Compliance. Each of the Operating Partnership, the Subsidiaries and the Residential Development Corporations has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of such entities considered as one enterprise) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

          (26) No Price Manipulation. None of the Subsidiaries, the Residential Development Corporations or the Operating Partnership, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Operating Partnership or facilitation of the sale or resale of the Securities.

          (27) Registration Rights Agreement. The execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary partnership action of the Operating Partnership and, when duly executed and delivered by the Operating Partnership and the other parties thereto, will be a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

          (28) Plan Assets. The assets of the Operating Partnership, its Subsidiaries and the Residential Development Corporations do not constitute "plan assets" under the Employee Retirement Security Act of 1974, as amended.

          (29) Regulations G, T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of
     Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          (30) Partnership Classification. The Operating Partnership and each of the Subsidiaries that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from May 5, 1994 through the date hereof, or, in the case of any Subsidiary partnerships that have terminated, through the date of termination of such Subsidiary partnerships.

          (31) Cross Defaults. The mortgages and deeds of trust encumbering the properties and assets described in general in the Offering Memorandum are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its Subsidiaries; except as disclosed in the Offering Memorandum, none of the Operating Partnership or any of its Subsidiaries holds participating interests in such mortgages and deeds of trust.

     (b) Any certificate signed by any officer of the Operating Partnership, the Company, the Subsidiaries or the Residential Development Corporations and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by such entity to each Initial Purchaser as to the matters covered thereby.


     SECTION 2. SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

     (a) The commitment of the Initial Purchasers to purchase the Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein.

     (b) The Operating Partnership agrees to issue and sell the Securities to each of the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Operating Partnership, at a purchase price (the "PURCHASE PRICE") of 99.25% of the principal amount thereof in the case of the 2002 Notes and 99% of the principal amount thereof in the case of the 2007 Notes, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.

     (c) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, or at such other place as shall be agreed upon by you and the Operating Partnership, at 9:00 A.M., New York City time, on the first (1st) business day following the date of this Agreement, or at such other date and time as shall be agreed upon by you and the Operating Partnership (such time and date being referred to as the "CLOSING DATE"). Payment shall be made to the Operating Partnership by wire transfer or by certified or official bank check or checks in federal or similar same-day funds payable to the order of the Operating Partnership against delivery to you for your respective accounts of the Securities to be purchased by you. Subject to Section 6 below, the Securities shall be in such authorized denominations and registered in such names as you may request in writing on the last business day prior to the

Closing Date. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 a.m. on the last business day prior to the Closing Date.


     SECTION 3. COVENANTS OF THE OPERATING PARTNERSHIP.

     The Operating Partnership covenants with you as follows:

     (a) At any time prior to the completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Operating Partnership will give the Initial Purchasers notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchasers with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed use, and will not use any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object.

     (b) The Operating Partnership has furnished or will furnish to the Initial Purchasers such number of copies of the Offering Memorandum (as amended or supplemented) as the Initial Purchaser may reasonably request.

     (c) At any time prior to the completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, if any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Operating Partnership, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, the Operating Partnership will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material affect necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Operating Partnership will furnish to the Initial Purchasers a reasonable number of copies of such amendment or supplement.

     (d) The Operating Partnership will endeavor, in cooperation with the Initial Purchasers, (i) to qualify the Securities for sale under the laws, including real estate syndication laws, of such jurisdictions as the Initial Purchaser may reasonably designate, (ii) to maintain such qualifications in effect so long as required for the sale of the Securities and (iii) to arrange for the determination of the legality of the Securities for purchase by institutional investors under the laws of such jurisdictions as the Initial Purchaser may reasonably request. The Operating Partnership will promptly advise the Initial Purchasers of the receipt by the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Operating Partnership shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

     (e) Neither the Operating Partnership nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Operating Partnership will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

     (f) The Operating Partnership shall, during any period in the two years after the Closing Date (or any shorter period provided for in Rule 144(k) under the Securities Act or any successor provision thereto) in which the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Securities in connection with any sale thereof and any prospective purchaser of Securities from such holder the information ("RULE 144A INFORMATION") specified in Rule 144A(d)(4) under the Act.

     (g) Neither the Operating Partnership nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.

     (h) The Operating Partnership shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC.

     (i) The Operating Partnership will not, for a period of 90 days following the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"), without your prior written consent, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Operating Partnership (other than the securities offered pursuant to an Exchange Offer Registration Statement for the Securities).

     (j) The Operating Partnership will use its best efforts to enable Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Securities, if applicable.

     (k) The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (l) If requested by the Initial Purchasers, the Operating Partnership will use its best efforts to cause the Securities to be designated by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

     (m) The Operating Partnership will furnish to holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, holders' equity and cash flows of the Operating Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Operating Partnership and its consolidated subsidiaries of such quarter in reasonable detail.

     (n) The Operating Partnership will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

     (o) The Operating Partnership will comply with all of the terms and conditions of the Registration Rights Agreement.

     (p) Prior to any registration of the Exchange Offer Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Operating Partnership will qualify the Indenture under the Trust Indenture Act, and enter into any necessary supplemental indentures in connection therewith.


     SECTION 4. PAYMENT OF EXPENSES.

     The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Offering Memorandum (including financial statements and exhibits) and of each amendment and supplement thereto, (ii) the preparation and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities to the Initial Purchasers, including any global securities, (iii) the preparation, issuance and delivery of the Securities, including any global securities, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, and their respective counsel, (v) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(d) hereof, including fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, and delivery of a blue sky memorandum (the "Blue Sky Memorandum") and any amendment thereto, (vi) the delivery to the Initial Purchasers of copies of the Offering Memorandum and any amendments or supplements thereto, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, and (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market.

     If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10 hereof, the Operating Partnership shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.


     SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

     The several obligations of the Initial Purchasers' are subject to the accuracy as of the date hereof and as of the Closing Date of the representations and warranties of the Operating Partnership contained herein, to the accuracy of the statements of officers of the Operating Partnership or any Subsidiary made in any certificate delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:

     (a) (i) The Initial Purchasers shall not have discovered and disclosed to the Operating Partnership on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Initial Purchasers, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (ii) All consents, waivers and approvals (including, but not limited to, the consents, waivers and approvals referenced below) necessary for the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement, except as may be required under the Securities Act or the Trust Indenture Act, shall have been obtained and shall be in full force and effect at the Closing Date.

          (iii) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Registration Rights Agreement, the Securities and the Offering Memorandum, and other legal matters relating thereto and the transactions contemplated thereby shall be satisfactory in all respects to counsel for the Initial Purchasers, and the Operating Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (b) At the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the applicable Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel for the Operating Partnership and the Subsidiaries in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect that:

          (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act. The Operating Partnership has full partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Partnership Agreement, the Indenture and the Registration Rights Agreement (collectively, the "Listed Agreements"), and the Securities. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in Texas, Colorado, Arizona, New Mexico, Louisiana, Nebraska and each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise. CGP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership.

          (ii) Each of Crescent Real Estate Funding I, L.P., Crescent Real Estate Funding II, L.P., Crescent Real Estate Funding III, L.P., Crescent Real Estate Funding IV, L.P., Crescent Real Estate Funding V, L.P., Crescent Real Estate Funding VI, L.P., Crescent Real Estate Funding VII and any other Subsidiary that would be considered a "Significant Subsidiary" as defined in Article 1, Rule 1--02 of Regulation S-X promulgated pursuant to the Securities Act (collectively, the "SIGNIFICANT SUBSIDIARIES") has been organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective state of organization, with full corporate, partnership or limited liability company (as the case may be) power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Offering Memorandum, and to enter into and perform its obligations under any Listed Agreements to which it is a party. Each of the Significant Subsidiaries and the Residential Development Corporations is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Significant Subsidiaries and the Residential Development Corporations considered as one enterprise. All of the issued and outstanding shares of capital stock of each of the corporate Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The ownership by the Operating Partnership and the Significant Subsidiaries of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Significant Subsidiaries is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) The Securities are in the form contemplated in the Indenture and have been duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor as specified in this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable. Such Securities rank and will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding on the Closing Date or that may be incurred thereafter, except that such Securities will be effectively subordinated to the claims of each secured mortgage lender to the extent of the value of the property securing such indebtedness and all existing and future third-party indebtedness and other liabilities of the Subsidiaries.

          (iv) None of the Operating Partnership or any Significant Subsidiary is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability company agreement or similar instrument, as the case may be, and, to the knowledge of counsel, none of the Operating Partnership or any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity is bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise.

          (v) Each of this Agreement, the Indenture and the Registration Rights Agreement was duly and validly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by any other party thereto, is a valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally, (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) pertaining to indemnity and contribution, limited under applicable securities laws and public policy.

          (vi) The execution and delivery of this Agreement, the Indenture, the Securities, the DTC Agreement and the Registration Rights Agreement, the performance of the obligations set forth herein and therein, and the consummation of the transactions contemplated thereby or in the Offering Memorandum by the Operating Partnership and the Significant Subsidiaries, as applicable, will not conflict with or constitute a breach or violation of, or default under: (A) to the knowledge of counsel, any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Operating Partnership or any Significant Subsidiary is a party or by which they or any of them or any of their respective properties or other assets or any Property may be bound or subject; (B) the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, or similar instrument, as the case may be, of the Operating Partnership or any Significant Subsidiary; or (C) any federal or Delaware law.

          (vii) To the knowledge of counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Operating

     Partnership or any Significant Subsidiary, any Property, any property underlying indebtedness held by the Operating Partnership or any of the Significant Subsidiaries that, if determined adversely to the Operating Partnership, any Significant Subsidiary, any Property, including any property underlying indebtedness held by the Operating Partnership, or any of the Significant Subsidiaries would reasonably be expected to (1) result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise, or (2) materially and adversely affect the consummation of the transactions contemplated by this Agreement. To the knowledge of counsel, there is no pending legal or governmental proceeding to which the Operating Partnership or any Significant Subsidiary is a party or of which any of their respective properties or assets or any Property, including any property underlying indebtedness held by the Operating Partnership, or any of the Significant Subsidiaries is the subject, including ordinary routine litigation incidental to the business, that is, considered in the aggregate, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations, considered as one enterprise.

          (viii) None of the Operating Partnership, nor any Subsidiary is, or at the Closing Time will be, required to be registered under the 1940 Act.

          (ix) All filings have been made and all authorizations, approvals, consents, licenses, order registrations or qualification of decrees of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Securities under this Agreement have been obtained, except such as may be required under (A) the Securities Act and the Securities Act Regulations and the Trust Indenture Act with respect to the registration of the Exchange Offer Notes pursuant to the Registration Rights Agreement and (B) state securities or real estate syndication laws.

          (x) The Securities and the Listed Agreements conform in all material respects to the descriptions thereof, if any, in the Offering Memorandum.

          (xi) Except as contemplated in the Registration Rights Agreement to the knowledge of such counsel, there are no persons with registration or other similar rights to have any securities registered under the Exchange Offer Registration Statement or the Shelf Registration Statement, or require the Operating Partnership to file any other registration statement, as a result of the offer and sale of the Exchange Notes.

          (xii) The information in the Offering Memorandum under the headings "Description of the Notes," "Plan of Distribution" and "Notice to Investors" to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

          (xiii) The Operating Partnership and each of the Significant Subsidiaries that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from May 5, 1994 through the date hereof, or, in the case of any Significant Subsidiary partnerships that have terminated, through the date of termination of such Significant Subsidiary Partnerships.

          (xiv) Based on the representations, warranties and agreements of each of the Initial Purchasers in Section 6 of this Agreement and on the truth and accuracy of the representations and agreements deemed to be made by purchasers of the Securities contained in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 6 of this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act; provided, however that such counsel need not express any opinion with respect to the conditions under which the Securities may be further resold.

     (c) At the Closing Date, you shall have received the favorable opinion, dated as of the applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Initial Purchasers, with respect to the matters set forth in (i) (first sentence only), (iii), (v), (vi), (x) (solely as to the Securities) and (xiv) of
Section 5(b) above.

     (d) In giving the opinions required by Sections 5(b) and (c), respectively, Shaw, Pittman, Potts & Trowbridge and Hogan & Hartson L.L.P. shall additionally state (which shall not constitute an opinion) that nothing has come to the attention of such counsel which cause them to believe that the Offering Memorandum or any amendment thereto (except for financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, as to which such counsel need not express any view), as of the date of this Agreement or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In giving their belief required in this Section 5(d), such counsel may state that their belief is based upon their participation in the preparation of the Offering Memorandum and any amendments and supplements thereto and review and discussion of the contents thereof.

     (e) In giving their opinions required by Section 5(b) and 5(c), such counsel (i) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Significant Subsidiaries and (ii) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Significant Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.

     (f) At Closing Time, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise on the earnings, assets, business affairs or business prospects of the Operating Partnerships, the Subsidiaries and the Residential Development Corporations considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of the General Partner of the Operating Partnership, and the chief financial officer or chief accounting officer of the General Partner of the Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change in the condition, financial or otherwise on the earnings, assets, business affairs or business prospects of the Operating Partnerships, the Subsidiaries and the Residential Development Corporations considered as one enterprise, (ii) the representations and warranties in Section 1 are accurate as though expressly made at and as of the Closing Date, and (iii) all conditions, precedent set forth in this Section 5 have been satisfied or waived.

     (g) At the time of the execution of this Agreement, you shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to you to the effect that: (i) they are independent accountants with respect to the Operating Partnership and its Subsidiaries within the meaning of Rule 101 of the AICPA's Code of Professional Conduct; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum and covered by their opinions therein comply in form in all material respects with Rule 101 of the AICPA's Code of Professional Conduct; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited financial statements of the Operating Partnership included or incorporated by reference in the Offering Memorandum), nothing has come to their attention which causes them to believe that, (A) any material modifications should be made to the unaudited condensed financial statements included or incorporated by reference in the Offering Memorandum for them to be in conformity with GAAP or (B) the unaudited condensed financial statements included or incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with GAAP or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the partnership interests in the Operating Partnership or in the consolidated long term debt of the Operating Partnership or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included in the Offering Memorandum or, during the period from the date of the most recent consolidated statement of operations included in the Offering Memorandum to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income the Operating Partnership, as applicable, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur; (iv) made inquiries of certain officials of the Operating Partnership who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments, and whether all significant assumptions regarding pending and completed acquisitions and the October 1996 Offering, the April 1997 Offering, UBS Offering, and this Offering had been reflected in the pro forma adjustments and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial and statistical information which are included in the Offering Memorandum and which are specified by you, and have found such amounts, percentages and financial and statistical information to be in agreement with relevant accounting, financial and other records of the Operating Partnership and its Subsidiaries identified in such letter.

     (h) On the Closing Date, you shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this
Section 5, except that the specified date referred to shall be a date not more than three business days prior to the applicable Closing Time.

     (i) On the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Initial Purchasers.

     (j) On the Closing Date, the Securities shall be rated Baa3 by Moody's Investor's Service Inc. and the Operating Partnership shall have delivered to the Initial Purchasers a letter dated the Closing Date from such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any "nationally recognized statistical rating agency" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities.

     (k) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the Agreement may be terminated by you by notice to the Operating Partnership at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except that Section 4 shall survive any such termination and remain in full force and effect.


     SECTION 6. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

  Each of the Initial Purchasers and the Operating Partnership hereby establishes and agrees to observe the following procedures in connection with the offer and sale by the Initial Purchasers of the Securities:

     (a) Offers and sales of the Securities will be made by the Initial Purchasers only (i) to institutional investors that are reasonably believed to qualify as accredited investors (as defined in Rule 510(a) under the Securities
Act) (each such institutional investor being hereinafter referred to as an "INSTITUTIONAL ACCREDITED INVESTOR") or, (ii) in the case of Securities resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as qualified institutional buyers as defined in Rule 144A.

     (b) Neither of the Initial Purchasers nor any affiliate thereof (as defined in Rule 501(b) of Regulation D) may solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

     (c) In the case of a non-bank purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an accredited institutional investor.

     (d) No sale of the Securities to any one purchaser will be for less than $100,000 principal amount, and no Security will be issued in a smaller principal amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $100,000 principal amount of the Securities.

     (e) The transfer restrictions and the other provisions set forth in the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Operating Partnership and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to subsequent purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Operating Partnership for any losses, damages or liabilities suffered or incurred by the Operating Partnership, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

     (f) Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum as amended and supplemented at the date of such delivery.

     (g) In connection with its original distribution of the Securities, the Operating Partnership agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable due diligence inquiries into the business of the Operating Partnership and its Subsidiaries. The Operating Partnership also agrees to provide answers to each prospective subsequent purchaser of Securities who so requests concerning the Operating Partnership and its Subsidiaries (to the extent that such information is available to prospective subsequent purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

     (h) Each Initial Purchaser will take reasonable steps to inform persons acquiring Securities from such Initial Purchaser, as the case may be, in the United States that the Securities (i) have not been and will not be registered under the Securities Act, (ii) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and
(iii) may not be offered, sold or otherwise transferred except (A) to the Operating Partnership, (B) in accordance with (1) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (2) pursuant to another available exemption from registration under the Securities Act.

     (i) Until the expiration of two years after the original issuance of the Securities, the Operating Partnership will not, and will cause its Affiliates not to purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Operating Partnership or any affiliate shall submit such Securities to the Trustee for cancellation.


     SECTION 7. INDEMNIFICATION.

     (a) The Operating Partnership agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any director, officer, employee or affiliate thereof, as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (1) above; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

          (3) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating

Partnership by any Initial Purchasers through you expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) The Initial Purchasers agree to indemnify and hold harmless the Operating Partnership, its directors, officers, employees and affiliates and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment thereto), in reliance upon and in conformity with written information furnished to the Operating Partnership by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


     SECTION 8. CONTRIBUTION.

     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Operating Partnership, and the total discount received by the Initial Purchasers, in each case as set forth on the cover of the Offering Memorandum.

     The relative fault of the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Operating Partnership. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.


     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of CGP, Inc., as general partner of the Operating Partnership or the Operating Partnership, submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person, or by or on behalf of the Operating Partnership or any controlling person, and shall survive delivery of and payment for the Securities.

     SECTION 10. TERMINATION OF AGREEMENT.

     (a) The Initial Purchasers may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership, the Subsidiaries and the Residential Development Corporations considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions in each case, the effect of which is such as to make it, in the Initial Purchasers reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if a banking moratorium has been declared by either federal, New York or Texas authorities.

     (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided further that Sections 4, 7, 8, 9, and 14 hereof shall survive such termination and remain in full force and effect.


     SECTION 11. DEFAULT BY AN INITIAL PURCHASER.

     If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the non-defaulting Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements for any other Initial Purchasers to purchase all, but not less than all of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, the non-defaulting Initial Purchaser shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

     (b) If the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

     No action taken pursuant to this Section 11 shall relieve the defaulting Initial Purchaser from liability in respect to its default.

     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Operating Partnership shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.


     SECTION 12. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281- 1201, attention of Michael F. Profenius, Managing Director, and notices to the Operating Partnership shall be directed to 777 Main Street, Suite 2100, Fort Worth, TX 76102 attention of Gerald W. Haddock, Chief Executive Officer of CGP, Inc.


     SECTION 13. PARTIES.

     This Agreement shall each inure to the benefit of and be binding upon you and the Operating Partnership, and your respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.


     SECTION 14. GOVERNING LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall contribute a single instrument.


     SECTION 16. EFFECT OF HEADINGS.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between you and the Operating Partnership in accordance with its terms.

                                       Very truly yours,

                                       CRESCENT REAL ESTATE EQUITIES
                                        LIMITED PARTNERSHIP

                                       By: CRESCENT REAL ESTATE EQUITIES LTD.,
                                           its general partner



                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED
  as of the date first
  above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated



By:
   -----------------------------------
Name:      Daniel A. Rubenstein
Title:     Director